Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD REACHES AGREEMENT WITH TOSHIBA CORPORATION
TO DIVEST CERTAIN 3.5-INCH HDD ASSETS

IRVINE, Calif.–Feb. 28, 2012–Western Digital Corp. (NYSE: WDC) today reported that it has reached an agreement with Toshiba Corporation to divest certain assets to address the requirements of regulatory agencies that have conditionally approved or are continuing to review the company’s planned acquisition of Hitachi Global Storage Technologies (HGST). The asset package covered by the agreement will enable Toshiba to manufacture and sell 3.5-inch hard drives for the desktop and consumer electronics markets and will enhance its ability to manufacture and sell 3.5-inch hard drives for near-line (business critical) applications. The divestiture transaction is subject to review by regulatory agencies in certain jurisdictions.

WD also reported that it has agreed, subject to completion of the divestiture transaction, to purchase Toshiba Storage Device (Thailand) Company Limited (TSDT). TSDT manufactured hard drives but has not resumed operations after the recent Thailand flooding. The principal assets of TSDT are its Thailand property, facilities and employees. Subject to completion of the transaction, WD plans to integrate these facilities and employees into its Thailand operations. The financial terms of the two agreements were not disclosed.

The closing of the transactions with Toshiba is conditioned on WD’s closing of its planned acquisition of HGST, which remains subject to several closing conditions, including the receipt of certain remaining antitrust approvals. Subject to obtaining these approvals, the company is targeting the transactions with Toshiba to close in March 2012.

About WD

WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and home entertainment products.

WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s Website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s expected timing and completion of its planned acquisition of HGST and the divestiture transaction with Toshiba Corporation. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including delays in or failure to obtain any required regulatory approvals with respect to the company’s planned acquisition of HGST or divestiture transaction with Toshiba Corporation, or failure to consummate or delay in consummating the transaction for other reasons and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Jan. 27, 2012, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.